united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2015

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 30, 2015, Royal Hawaiian Resources, Inc. (the “General Partner”), the Managing General Partner of Royal Hawaiian Orchards, L.P. (the “Partnership”), entered into a new employment agreement with Randolph Cabral, the Senior Vice President of the General Partner, superseding his prior agreement dated October 27, 2009. Pursuant to the new agreement, Mr. Cabral will remain with the General Partner in his current capacity until September 30, 2015. The new agreement does not change Mr. Cabral’s compensation or other benefits. Consistent with the terms of his prior agreement, upon termination on September 30, 2015, or if he is terminated without cause prior to that date, he will receive a payment equivalent to 18 months of base pay ($222,300), subject to IRS limitations at the time of termination.

Item 9.01.      Financial Statements and Exhibits

10.1     Employment Agreement, dated January 30, 2015, by and between the General Partner and Randolph H. Cabral signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: February 4, 2015
	By:	Royal Hawaiian Resources, Inc.
Managing General Partner

	By:	/s/ Scott C. Wallace
Scott C. Wallace
President and Chief Executive Officer